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                                                                    Exhibit 15-B



Board of Directors
National Steel Corporation

We are aware of the incorporation by reference in the following Registration
Statements:

   Form S-8, No. 33-51991, pertaining to the 1994 and 1995 Stock Grants to Union Employees,
   Form S-8, No. 33-51081, pertaining to the 1993 National Steel Corporation Long-Term Incentive Plan,
   Form S-8, No. 33-51083, pertaining to the 1993 National Steel Corporation Non-Employee Director's Stock Option Plan, and
   Form S-8, No. 33-51087, pertaining to the National Steel Retirement Savings Plan and National Steel Represented Employee Retirement Savings Plan,

of our report dated August 11, 2000, except for Note 2, as to which the date is January 24, 2001, relating to the unaudited interim consolidated financial statements of National Steel Corporation and subsidiaries that are included in its Form 10-Q/A for the quarter ended June 30, 2000.


                                       Ernst & Young LLP


Indianapolis, Indiana
January 24, 2001